Exhibit 1.1
TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES
OF ASSOCIATION
OF
DESWELL INDUSTRIES, INC.
Incorporated on December 2, 1993
Amended and Restated on 13th day of December, 2007
Amended and Restated on 30th day of March, 2010
INCORPORATED IN THE BRITISH VIRGIN ISLANDS

TERRITORY OF THE BRITISH VIRGIN ISLANDS
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
DESWELL INDUSTRIES, INC.
     1.1 DEFINITIONS AND INTERPRETATION
     1.2 In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:
     1.3 “Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act;
     1.4 “Articles” means the attached Articles of Association of the Company
     1.5 “Board” means the board of directors appointed or elected pursuant to the Articles and acting by resolution in accordance with the Act and the Articles or the directors present at a meeting of directors where there is a quorum;
     1.6 “Chairman of the Board” has the meaning specified in Regulation 11.1;
     1.7 “Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;
     1.8 “Eligible Person” mean individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;
     1.9 “Memorandum” means this Memorandum of Association of the Company;
     1.10 “Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;
     1.11 “Resolution of Directors” means either:
          (a) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted and did not abstain which was not disapproved by a majority of the Company’s “Independent Directors,” as such term is defined in Regulation 7.13 of the Articles, present at the meeting; or

          (b) a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;
     1.12 “Resolution of Shareholders” means either:
          (a) a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or
          (b) a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;
     1.13 “Seal” means any seal, which has been duly adopted as the common seal of the Company;
     1.14 “Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;
     1.15 “Share” means a common share issued or to be issued by the Company;
     1.16 “Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;
     1.17 “Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and
     1.18 “written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.
     1.19 In the Memorandum and the Articles, unless the context otherwise requires a reference to:
          (a) a “Regulation” is a reference to a regulation of the Articles;
          (b) a “Clause” is a reference to a clause of the Memorandum;
          (c) voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;
          (d) the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and
          (e) the singular includes the plural and vice versa.
     1.20 Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

     1.21 Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME
     2.1 The name of the Company is DESWELL INDUSTRIES, INC.

3.	STATUS
     3.1 The Company is a company limited by shares. The Company was incorporated on the 2nd day of December 1993 under the name Deswell Investment Holdings Limited pursuant to the International Business Companies Act (Cap. 291), changed its name to Deswell Industries, Inc. effective on the 7th day of March 1995 and immediately prior to its automatic re-registration under the BVI Business Companies Act, it was governed by the International Business Companies Act.

4.	REGISTERED OFFICE AND REGISTERED AGENT
     4.1 At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered office of the Company is at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, the office of the existing registered agent.
     4.2 At the time of filing of the notice disapplying Part IV of Schedule 2 of the Act, the registered agent of the Company is Harneys Corporate Services Limited of P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.
     4.3 The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.
     4.4 Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS
     5.1 Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:
          (a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and
          (b) for the purposes of paragraph (a), full rights, powers and privileges.
     5.2 For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES
     6.1 The Company is authorised to issue a maximum of 30,000,000 no par value Shares of a single class.
     6.2 The Company may issue fractional Shares and a fractional Share, if so issued, shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares. The Company shall not be required to issue fractional Shares and if the directors determine not issue fractional shares, by Resolution of Directors, the Directors may resolve to either:
          (a) pay to the shareholder otherwise entitled to the fractional share an amount in cash equal to the current market price per Share as determined in a manner to be set forth in the Resolution of Directors, multiplied by the fraction; or
          (b) (i) round down and issue to the shareholder entitled only the largest whole number of Shares to which the shareholder is otherwise entitled if the fraction of a Share otherwise issuable is equal to or less than one-half, or
               (ii) round up and issue to the shareholder one additional Share in addition to the largest whole number of Shares to which the Holder is otherwise entitled, if the fraction of a Share otherwise issuable is greater than one-half.

7.	RIGHTS OF SHARES
     7.1 Each Share in the Company confers upon the Shareholder:
          (a) the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders;
          (b) the right to an equal share in any dividend paid by the Company; and
          (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.
     7.2 The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 2 of the Articles.

8.	REGISTERED SHARES; NO BEARER SHARES
     8.1 The Company shall only issue registered Shares to the exclusion of bearer Shares.
     8.2 The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

9.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES
     9.1 The Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:
          (a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;
          (b) to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;
          (c) in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or
          (d) to Clause 7 or this Clause 9.
     9.2 Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

We, Harneys Corporate Services Limited of P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for, among other things, the purpose of disapplying Part IV of Schedule 2 of the Act hereby sign this Amended and Restated Memorandum of Association the 13th day of December, 2007:
Registered Agent

/s/ Jason Jagessar
Sgd: Jason Jagessar
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
DESWELL INDUSTRIES, INC.
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
DESWELL INDUSTRIES, INC.

1.	SHARES, SHAREHOLDERS AND SHARE REGISTRY
     1.1 Shares may be certificated or uncertificated and shall be entered in the register of members of the Company and registered as they are issued. Every person whose name is entered as a Shareholder in the register of members being the holder of Shares, shall, without payment, be entitled upon written request to a certificate or certificates specifying the Share or Shares held. For Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.
     1.2 Certificates representing Shares shall be in such form as the directors shall by Resolution of Directors prescribe. Each certificate shall state the name of the Company and of the Shareholder, and the number of the Shares represented. The certificate shall be signed either manually or by facsimile, by a director or officer of the Company and may be sealed with the seal of the Company or a facsimile thereof and the validity of such certificate is not affected by either the fact that the person who signed a share certificate no longer holds office or does not include a seal of the Company or a facsimile thereof.
     1.3 Within a reasonable time after the issuance or transfer of uncertificated Shares, the Company shall send or cause its transfer agent to send to the owner thereof indicated in the register of members a written notice that shall set forth the name of the Company, that the Company is incorporated under the laws of the British Virgin Islands, the name of the Shareholder, the number (and the designation of the series, if any) of the Shares represented, and any restrictions on the transfer or registration of such Shares imposed by the Company’s Memorandum, these Articles, any agreement among Shareholders, any agreement between Shareholders and the Company or by applicable British Virgin Islands law.

     1.4 Any Shareholder receiving a share certificate for Shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.
     1.5 If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.
     1.6 Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.
     1.7 Section 46 of the Act (Pre-emptive rights) does not apply to the Company.
     1.8 A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.
     1.9 In connection with Shares to be issued for a consideration other than money, the directors shall pass a Resolution of Directors stating:
          (a) the amount to be credited for the issue of the Shares;
          (b) the determination of the directors of the reasonable present cash value of the non-money consideration for the issue; and
          (c) that, in the opinion of the directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.
     1.10 The Company shall maintain a register (the “register of members”) containing:
          (a) the names and addresses of the Eligible Persons who hold Shares;
          (b) the number of each class and series of Shares held by each Shareholder;
          (c) the date on which the name of each Shareholder was entered in the register of members; and
          (d) the date on which any Eligible Person ceased to be a Shareholder.
     1.11 The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.

     1.12 A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

2.	REDEMPTION OF SHARES AND TREASURY SHARES
     2.1 The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.
     2.2 The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.
     2.3 Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.
     2.4 Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50% of the issued Shares, in which case they shall be cancelled but they shall be available for reissue.
     2.5 All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.	MORTGAGES AND CHARGES OF SHARES
     3.1 Shareholders may mortgage or charge their Shares.
     3.2 There shall be entered in the register of members at the written request of the Shareholder:
          (a) a statement that the Shares held by him are mortgaged or charged;
          (b) the name of the mortgagee or chargee; and
          (c) the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.
     3.3 Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:
          (a) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

          (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.
     3.4 Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:
          (a) no transfer of any Share the subject of those particulars shall be effected;
          (b) the Company may not purchase, redeem or otherwise acquire any such Share;
          (c) any notice issued under Sub-Regulation 1.3 with respect to uncertificated Shares shall make reference to the particulars of the mortgage or charge entered in the register of members; and
          (d) no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee or his successor that is shown to be such to the satisfaction of the Company.

4.	FORFEITURE
     4.1 Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose of this Regulation only, Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.
     4.2 A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.
     4.3 The written notice of call referred to in Sub-Regulation 4.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.
     4.4 Where a written notice of call has been issued pursuant to Sub-Regulation 4.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.
     4.5 The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 4.4 and that Shareholder shall be discharged from any further obligation to the Company.

5.	TRANSFER OF SHARES
     5.1 Transfers of Shares and matters incidental thereto shall be governed the provisions of this Regulation 5.

     5.2 Upon surrender to the Company or to any transfer agent or registrar of the Company appointed in accordance with Sub-Regulation 5.4 of a certificate for Shares duly endorsed with the name and address of the transferee and signed by the transferor or accompanied by proper evidence of succession, assignation or authority to transfer in accordance with Sub-Regulation 5.5 below, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated Shares to the Eligible Person entitled thereto, cancel the old certificate and record or cause to be recorded the transfer in the register of members. Upon the surrender of any certificate for transfer of Shares, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent records of the Company.
     5.3 Upon the receipt of transfer instructions from the registered owner of uncertificated Shares in form and substance reasonably acceptable to the Company or its transfer agent or registrar, such uncertificated Shares shall be cancelled, issuance of new equivalent uncertificated Shares or certificated Shares shall be made to the Eligible Person entitled thereto and the transaction shall be recorded in the register of members. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     5.4 The directors may by Resolution of Directors appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of Shares.
     5.5 Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee and such other information, if any, as may be required by the Company’s transfer agent, which shall be sent to the Company or its transfer agent for registration.
     5.6 The transfer of a Share is effective when the name of the transferee is entered on the register of members.
     5.7 Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall, if the directors so require, give the Company an indemnity in form and amount, and with one or more sureties satisfactory to the directors, as the directors may require, whereupon the Company may issue (i) a new certificate or certificates or (ii) uncertificated Shares in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.
     5.8 Subject to the Memorandum and to any rules and regulations of the Company’s transfer agent with respect thereto, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.
     5.9 The Company shall be entitled to recognize the exclusive right of a person set forth in the register of members as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered in the register of members, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

6.	MEETINGS AND CONSENTS OF SHAREHOLDERS
     6.1 The directors by Resolution of Directors may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.
     6.2 Upon the written request of Shareholders entitled to exercise ten percent (10%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders.
     6.3 An annual meeting of Shareholders shall be held for the election of directors on a date and at a time designated by the directors and in the manner provided in these Articles. Any other proper business may be transacted at the annual meeting.
     6.4 If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.
     6.5 In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the directors may by Resolution of Directors fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the directors, and which shall not be more than sixty days nor less then ten days before the date of such meeting. A determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.
     6.6 In order that the Company may determine the Shareholders entitled to consent to resolution in writing without a meeting, the directors may by Resolution of Directors fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the directors. If no record date is fixed, the record date for determining Shareholders entitled to consent to a resolution in writing without a meeting, when no prior action by the directors is required by Act, shall be the first date on which a signed written consent (or counterparts thereof) of Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution setting forth the action taken or proposed to be taken is delivered to the Company. If no record date is fixed and prior action by the directors is required, the record date for determining Shareholders entitled to consent to a resolution in writing without a meeting shall be at the close of business on the date on which the directors adopts the resolution taking such prior action.

     6.7 In order that the Company may determine the Shareholders entitled to receive any Distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Securities, or for the purpose of any other lawful action, the Directors may by Resolution of Directors fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the directors by Resolution of Directors relating to such purpose.
     6.8 The directors shall give not less than 7 days’ notice of a meeting of Shareholders to those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members and are entitled to vote at the meeting.
     6.9 A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.
     6.10 The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.
     6.11 A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.
     6.12 The instrument appointing a proxy shall
          (a) be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented;

Deswell Industries, Inc.
[Insert principal executive offices of the Company]
                    ,                      [Name(s) of proxy(ies) [or [either/any of them, each] with the power of substitution, [is/are] hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the                      [Annual/Other] Meeting of Shareholders of Deswell Industries, Inc. to be held on                      the                      day of                     , 20___and at any postponement or adjournment thereof.
          (b) be in substantially the above form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy;
          (c) as long as the Company has securities registered under Section 13 of the Securities Exchange Act of 1934 of the United States (the “Exchange Act”), otherwise be in the form specified in Rule 14(a)(4)(a) and Rule 14(a)(4)(b) of the General Rules and Regulations promulgated under the Exchange Act as from time to time amended or re-promulgated and may provide that the proxy(ies) named may vote on matters incident to the conduct of the meeting.
     6.13 The following applies where Shares are jointly owned:
          (a) if two or more persons hold Shares jointly, each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;
          (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and
          (c) if two or more of the joint owners are present in person or by proxy they must vote as one.
     6.14 A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.
     6.15 A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than thirty three and one-third (33 1/3) percent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.
     6.16 If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.
     6.17 At each meeting of the Shareholders, the Chairman of the Board, or if there is no Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in the absence of both officers, an officer of the Company selected by the Chairman of the Board, or if there is no Chairman of the Board or if the Chairman of the Board has made no selection, an officer (including a Vice Chairman of the Board, if any) selected by the directors, shall act as chairman of the meeting. In case at any meeting of Shareholders none of the officers who have been designated to act as chairman of the meeting are present, the Shareholders present shall choose some one of their number to be the chairman of the meeting. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a Shareholder present shall take the chair.
     6.18 The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
     6.19 At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.
     6.20 Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.
     6.21 Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

     6.22 The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.
     6.23 Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.
     6.24 An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

7.	DIRECTORS
     7.1 The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders at the annual meeting of Shareholders.
     7.2 No person shall be appointed as a director of the Company unless he has consented in writing to be a director.
     7.3 Subject to Sub-Regulation 7.1, the minimum number of directors shall be one and and the maximum number shall be 12.
     7.4 Each director shall hold office until the next annual meeting of Shareholders or until his earlier death, resignation or removal
     7.5 A director may be removed from office, with or without cause, by a Resolution of Shareholders or, with cause, by a Resolution of Directors.
     7.6 A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.
     7.7 The directors may by Resolution of Directors at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.
     7.8 A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

     7.9 The Company shall keep a register of directors containing:
          (a) the names and addresses of the persons who are directors of the Company;
          (b) the date on which each person whose name is entered in the register was appointed as a director of the Company;
          (c) the date on which each person named as a director ceased to be a director of the Company; and
          (d) such other information as may be prescribed by the Act.
     7.10 The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.
     7.11 The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.
     7.12 A director is not required to hold a Share as a qualification to office.
     7.13 In order to comply with Regulation 10.6, the Company and its directors shall use best efforts to maintain a minimum of three independent directors (individually an “Independent Director and collectively the “Independent Directors”) consisting of an individual meeting all of the following requirements:
          (a) is not an officer or employee of the Company or any of its subsidiaries;
          (b) is not related to an officer or employee of the Company or any of its subsidiaries;
          (c) is not representing family or concentrated (more than 10%) holdings of the Company’s outstanding Shares; and
          (d) satisfies the requirements for independence specified in Regulation 10.6.
In the event that neither of the circumstances described in the opening paragraph of Regulation 10.6 apply to the Company, the Company and its directors shall use best efforts to maintain a minimum of two Independent Directors.

8.	POWERS OF DIRECTORS
     8.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.
     8.2 Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.
     8.3 Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.
     8.4 The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members..
     8.5 The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.
     8.6 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.
     8.7 For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

9.	PROCEEDINGS OF DIRECTORS
     9.1 Two or more directors of the Company may jointly call a meeting of the directors by sending a written notice to each other director.
     9.2 The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.
     9.3 A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.
     9.4 A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.
     9.5 A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.
     9.6 A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.
     9.7 If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.
     9.8 At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting the Vice Chairman of the Board shall preside. If there is no Vice Chairman of the Board or if the Vice Chairman of the Board is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.
     9.9 An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

10.	COMMITTEES
     10.1 The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.
     10.2 The directors have no power to delegate to a committee of directors any of the following powers:
          (a) to amend the Memorandum or the Articles;
          (b) to designate committees of directors;

          (c) to delegate powers to a committee of directors;
          (d) to appoint or remove directors;
          (e) to appoint or remove an agent;
          (f) to approve a plan of merger, consolidation or arrangement;
          (g) to make a declaration of solvency or to approve a liquidation plan; or
          (h) to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.
     10.3 Sub-Regulation 10.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.
     10.4 The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.
     10.5 Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.
     10.6 So long as (a) the Shares are listed on any national securities exchange registered pursuant to section 6 of the Exchange Act (a “National Securities Exchange”) or any national securities association registered pursuant to pursuant to section 15A of the Exchange Act (a “National Securities Association”), or (b) the Company has reporting obligations under the Exchange Act, the Company shall have an audit committee with responsibilities and composition as follows:
          (a) it shall have the responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act), concerning responsibilities relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the audit committee;
          (b) it shall be composed of at least three directors, each of whom must: (i) be independent within the meaning of that term as used in the rules of National Securities Exchange or National Securities Association on which the Shares are listed or included, as the case may be; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the

Exchange Act); (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and
          (c) it shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

11.	OFFICERS AND AGENTS
     11.1 The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board, a chief executive officer, a president, a chief financial officer and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person; provided, however, the office of Chief Financial Officer of the Company and Chief Executive Officer of the Company shall not be held by the same person simultaneously.
     11.2 The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the chief executive officer or the president, if there be no chief executive officer, to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law. The chief financial officer of the Company shall be considered its treasurer and shall have the same duties.
     11.3 The emoluments of all officers shall be fixed by Resolution of Directors.
     11.4 The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.
     11.5 The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.
     11.6 An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

          (a) to amend the Memorandum or the Articles;
          (b) to change the registered office or agent;
          (c) to designate committees of directors;
          (d) to delegate powers to a committee of directors;
          (e) to appoint or remove directors;
          (f) to appoint or remove an agent;
          (g) to fix emoluments of directors;
          (h) to approve a plan of merger, consolidation or arrangement;
          (i) to make a declaration of solvency or to approve a liquidation plan;
          (j) to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or
          (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.
     11.7 The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.
     11.8 The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

12.	CONFLICT OF INTERESTS
     12.1 A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.
     12.2 For the purposes of Sub-Regulation 12.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.
     12.3 A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:
          (a) vote on a matter relating to the transaction;

          (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
          (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.
     12.4 Except as otherwise provided by the Act, no agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors and such agreement or transaction has been approved by the irrevocable vote of a majority of the Company’s directors, including at least, one Independent Director. In addition, the favorable vote of a majority of the directors, including at least one Independent Director, shall be required to approve any transaction or agreement between the Company and any officer of the Company or any person or entity holding 10 percent or more of the outstanding Shares.

13.	INDEMNIFICATION
     13.1 Subject to the limitations hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:
          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the Company; or
          (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
     13.2 The indemnity in Sub-Regulation 13.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.
The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.
     13.3 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.
     13.4 Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 13.1.
     13.5 Expenses, including legal fees, incurred by a former director, officer or liquidator in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director, officer or liquidator is not entitled to be indemnified by the Company in accordance with Sub-Regulation 13.1 and upon such terms and conditions, if any, as the Company deems appropriate.
     13.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a director, an officer or liquidator of the Company.
     13.7 If a person referred to in Sub-Regulation 13.1 has been successful in defence of any proceedings referred to in Sub-Regulation 13.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.
     13.8 The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

14.	RECORDS
     14.1 The Company shall keep the following documents at the office of its registered agent:
          (a) the Memorandum and the Articles;

          (b) the register of members, or a copy of the register of members;
          (c) the register of directors, or a copy of the register of directors; and
          (d) copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.
     14.2 Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.
     14.3 If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:
          (a) within 15 days of any change in either register, notify the registered agent in writing of the change; and
          (b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.
     14.4 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:
          (a) minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and
          (b) minutes of meetings and Resolutions of Directors and committees of directors.
     14.5 Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.
     14.6 The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

15.	REGISTER OF CHARGES
     The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:
          (a) the date of creation of the charge;
          (b) a short description of the liability secured by the charge;
          (c) a short description of the property charged;
          (d) the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;
          (e) unless the charge is a security to bearer, the name and address of the holder of the charge; and
          (f) details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

16.	SEAL
     The Company may have a Seal, an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

17.	DISTRIBUTIONS BY WAY OF DIVIDEND
     17.1 The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.
     17.2 Dividends may be paid in money, shares, or other property.
     17.3 Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 19.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.
     17.4 No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

18.	ACCOUNTS, FINANCIAL STATEMENTS AND AUDIT
     18.1 The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.
     18.2 The directors shall cause the Company to prepare annually following the end of each fiscal year of the Company and make available to Shareholders financial statements consisting of statements of operations, cash flows and changes in shareholders’ equity and a balance sheet and appropriate explanatory notes thereto. The financial statements and balance sheet shall be prepared so as to give respectively a true and fair view of the operations of the Company of the Company for the fiscal year and a true and fair view of the assets and liabilities of the Company as at the end of its fiscal year in accordance with generally accepted accounting principles, consistently applied of an appropriate jurisdiction, applicable to the Company’s business operations. While not exclusive, generally accepted accounting principles of the United States shall be deemed an appropriate jurisdiction for these purposes.
     18.3 The Company shall have the Company’s financial statements examined by auditors.
     18.4 The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors, provided; however, that so long as the Shares are listed on any National Securities Exchange or any National Securities Association, or any successors to such sections, the auditors of the Company shall be appointed in accordance with the rules of such national securities exchange or national securities association on which the Shares are listed or included, as the case may be.
     18.5 The auditors shall be “independent” as defined in and applied under Rules 2-01(c)(2)(iii)(B), (c)(4), (c)(6) and (c)(7) of the Exchange Act, and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission of the United States governing the form and content of financial statements, so long as such rules or any amendments or re-promulgations thereof, are applicable to the Company.
     18.6 The remuneration of the auditors of the Company may be fixed by Resolution of Directors or resolution of, or upon recommendation to the directors by, the audit committee if such committee is required by Regulation 10.6.
     18.7 The auditors shall examine each of the Company’s annual financial statement (including its balance sheet, statements of operations, cash flows and statement of shareholders equity) to be laid before an annual meeting of the Shareholders and shall state in a written report whether or not:

          (a) in their opinion the financial statements give a true and fair view of the financial statements for the period(s) covered by them, and of the assets and liabilities of the Company at the end of that period;
          (b) all the information and explanations required by the auditors have been obtained; and
          (c) in their opinion management’s assessment of internal control over financial reporting contained in any annual report that the Company is required to file with the Securities and Exchange Commission of the United States is fairly stated in all material respects.
     18.8 The reports of the auditors shall be annexed to the financial statements and shall be delivered to Shareholders at the time of, or before, notice is given to Shareholders for each annual meeting of Shareholders.
     18.9 Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.
     18.10 The auditors of the Company shall be entitled to receive notice of, and to attend any, annual meetings of Shareholders and shall be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions of Shareholders.

19.	NOTICES
     19.1 Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.
     19.2 Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.
     19.3 Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

20.	VOLUNTARY LIQUIDATION
     The Company may by Resolution of Shareholders or by Resolution of Directors appoint a voluntary liquidator.

21.	CONTINUATION
     The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Harneys Corporate Services Limited of P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for, among other things, the purpose of disapplying Part IV of Schedule 2 of the Act hereby sign this Amended and Restated Articles of Association the 13th day of December, 2007:
Registered Agent

/s/ Jason Jagessar
Sgd: Jason Jagessar
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED